UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2016

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates, forecasts and projections about the industries in which ViaSat operates and the beliefs and assumptions of its management. ViaSat use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements that refer to the proposed strategic partnering arrangements with Eutelsat, the timing, anticipated benefits and costs thereof, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include failure to obtain any required regulatory approvals or third party consents for the transactions on a timely basis or at all, failure to satisfy any other conditions to closing of the transactions on a timely basis or at all, and challenges in achieving the strategic objectives and other benefits expected from the proposed strategic partnering arrangements. Please also refer to the risk factors contained in ViaSat’s Securities and Exchange Commission filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Actual results may differ materially and adversely from those expressed in any forward-looking statements. ViaSat undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 7.01	Regulation FD Disclosure.

On February 9, 2016, ViaSat, Inc. (“ViaSat”) and Eutelsat Communications jointly issued a press release announcing a proposed strategic partnering arrangement, as described in Item 8.01 below. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of ViaSat, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On February 9, 2016, ViaSat entered into a Framework and Subscription Agreement (the “Framework Agreement”) with Eutelsat S.A, a company incorporated under the laws of France (together with its affiliates, “Eutelsat”), pursuant to which ViaSat and Eutelsat have agreed to enter into a strategic partnering arrangement to own and operate satellite broadband infrastructure and equipment and provide satellite internet broadband services in the European region (the “Territory”), on and subject to the terms and conditions set forth therein. The arrangement will consist of two entities coordinating efforts to expand the European broadband market: an entity to be owned 51% by Eutelsat and 49% by ViaSat following the closing will own and operate Eutelsat’s KA-SAT satellite and related assets and offer wholesale satellite capacity services within the Territory; and an entity to be owned 51% by ViaSat and 49% by Eutelsat following the closing will purchase wholesale satellite capacity services and offer retail satellite internet broadband services within the Territory.

At the closing under the Framework Agreement, Eutelsat will contribute and transfer assets relating to Eutelsat’s existing wholesale satellite broadband business (including its KA-SAT satellite) to a newly formed subsidiary of Eutelsat in exchange for the issuance of new shares in such subsidiary, and following such contribution and issuance, ViaSat will purchase 49% of the issued shares of Eutelsat’s subsidiary from Eutelsat for €132.5 million; and similarly, Eutelsat will purchase 49% of the issued shares of a second newly formed subsidiary of ViaSat for an immaterial amount. Also at the closing, ViaSat and Eutelsat will enter into shareholders’ agreements and other ancillary agreements with respect to the ownership, management and operation of the two entities. The closing of the transactions under the Framework Agreement is subject to customary conditions, including the receipt of required regulatory approvals and third party consents. ViaSat currently anticipates that the closing will occur in the second quarter of 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Joint Press Release dated February 9, 2016 issued by ViaSat, Inc. and Eutelsat Communications

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2016	ViaSat, Inc.

	By:	/s/ Paul Castor
Paul Castor
Vice President, Chief Corporate Counsel

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